UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective December 4, 2013, Pacific Mercantile Bancorp (the “Company”) and its wholly-owned subsidiary, Pacific Mercantile Bank (the “Bank”), appointed Curt A. Christianssen as interim Chief Financial Officer. Nancy Gray, who has served as Chief Financial Officer of the Company and the Bank since May 2002, will continue to serve the Company and the Bank in the newly-created position of Chief Accounting Officer.

Mr. Christianssen, 53, joins the Company and the Bank on an interim basis while retaining his role as Executive Vice President and Chief Financial Officer of the Carpenter Community BancFund, a private equity-funded bank holding company, CCFW, Inc. d/b/a Carpenter & Company, a bank consulting firm, and Seapower Carpenter Capital, Inc., a broker/dealer subsidiary of CCFW that commenced in 1999. From September 2012 to November 2013, Mr. Christianssen served as interim Chief Financial Officer of Manhattan Bancorp and its wholly-owned subsidiary, Bank of Manhattan, N.A. From 1996 to 1999, Mr. Christianssen served as Chief Financial Officer and Director of Corporate Development for Dartmouth Capital Group and Eldorado Bancshares, Inc. From 1993 until its acquisition in 1996 by Eldorado Bancshares, Mr. Christianssen served as Chief Financial Officer of Liberty National Bank. Mr. Christianssen had previously served as Chief Financial Officer of Olympic National Bank from 1991 to 1993, as Chief Financial Officer of two financial institutions under the control of the Resolution Trust Corporation and as a Senior Management Consultant with the Ernst & Young firm. In addition, Mr. Christianssen served in a variety of financial positions with Continental Ministries and Colorado National Bancshares.

The Bank has entered into a Reimbursement Agreement with CGB Asset Management, Inc., pursuant to which Mr. Christianssen will serve as interim Chief Financial Officer of the Company and the Bank. Under the Reimbursement Agreement, the Bank will pay CGB Asset Management, Inc. on account of Mr. Christianssen’s services a monthly fee of $20,833 plus any costs incurred by CGB Asset Management, Inc. to provide benefits to Mr. Christianssen, and will reimburse CGB Asset Management, Inc. for Mr. Christianssen’s reasonable expenses incurred in connection with his services to the Company and the Bank. The Reimbursement Agreement is terminable by either party upon 30 days’ notice. The foregoing summary of the Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reimbursement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Reimbursement Agreement, dated as of March 8, 2013, between Pacific Mercantile Bank and CGB Asset Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: December 6, 2013	By:	/s/ Steven K. Buster
Steven K. Buster
President and Chief Executive Officer